THE HARTFORD MUTUAL FUNDS, INC.

LIMITED POWER OF ATTORNEY

June 12, 2024

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, and Mary C. Horn and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of the Hartford AARP Balanced Retirement Fund, a series of The Hartford Mutual Funds, Inc., with and into The Hartford Conservative Allocation Fund, a series of The Hartford Mutual Funds, Inc., and any amendments, or other filings with the Commission, related to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Commission relating to The Hartford Mutual Funds, Inc.

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ James E. Davey James E. Davey	Director, President and Chief Executive Officer

/s/ Ankit Puri Ankit Puri	Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Christine R. Detrick Christine R. Detrick	Chair of the Board, Director

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director

/s/ Robin C. Beery Robin C. Beery	Director

/s/ Derrick D. Cephas Derrick D. Cephas	Director

/s/ John J. Gauthier John J. Gauthier	Director

/s/ Andrew A. Johnson, Jr. Andrew A. Johnson, Jr.	Director

/s/ Paul L. Rosenberg Paul L. Rosenberg	Director

/s/ David Sung David Sung	Director

RESOLUTION APPROVING THE POWER OF ATTORNEY

APPROVAL OF POWER OF ATTORNEY

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, and Mary C. Horn, each with full power to act alone, as attorneys-in-fact and agents for each member of the Board of Directors (the “Board”) of The Hartford Mutual Funds, Inc. (the “Registrant”) and for the Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, the Registrant, including each member of the Registrant’s Board and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of the Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board; and it is

FURTHER RESOLVED, that the officers of the Registrant, and they hereby are, authorized to do all things and execute all deeds, documents, and instruments in writing as may be necessary in connection with carrying out the foregoing.